UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2007

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12399 Belcher Road South, Suite 140, Largo, Florida	33773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 683-0670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement and

Item 2.03.	Creation of a Direct Financial Obligation

On April 26, 2007, Dynamic Health Products, Inc. (the “Company”), entered into a Business Loan Agreement with First Community Bank of America (“FCB”), whereby the Company issued a secured Promissory Note (the “Note”) to FCB in the maximum principal amount of $1,000,000, or so much as may be outstanding, together with interest on the unpaid outstanding principal balance from time to time. Loan advances will be made from time to time upon the request of the Company.

The Note matures on October 15, 2007. Annual interest on the Note is equal to the U.S. Prime Rate as published in The Wall Street Journal, plus 1%. Interest shall be calculated from the date of each advance until repayment of each advance. Interest on the Note is payable monthly on the 26th day of each month, commencing May 26, 2007. There is no prepayment penalty on the Note.

The Note is guaranteed by Jugal K. Taneja, the Company’s Chairman and Mandeep K. Taneja, the Company’s Chief Executive Officer and President. In addition, Jugal Taneja and his spouse, and Mandeep Taneja have pledged certain shares of the Company’s common stock as collateral for the Note.

Proceeds of the Note will be used for short-term working capital needs.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits. The following documents are filed as exhibits to this report.

Exhibit Number	Description
4.1	Business Loan Agreement, dated as of April 26, 2007, by and between Dynamic Health Products, Inc. and First Community Bank of America.

4.2	Promissory Note issued to First Community Bank of America, dated April 26, 2007.

4.3	Commercial Security Agreement, dated as of April 26, 2007, by and between Dynamic Health Products, Inc. and First Community Bank of America.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: April 26, 2007	/s/ Mandeep K. Taneja
Mandeep K. Taneja,
Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman,
Chief Financial Officer

3